UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2017

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Invesco Ltd.
(Exact name of registrant as specified in its charter)

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Bermuda	001-13908	98-0557567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Peachtree Street, N.E., Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (404) 892-0896
n/a
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           On January 25, 2017, Roderick G. H. Ellis notified Invesco Ltd. (the "Company") that he intends to accept a new position within the Company.  This internal move, consistent with the firm's approach to talent management and development, will be effective as of March 1, 2017.  As such, Mr. Ellis will no longer serve as group controller and chief accounting officer of the Company as of March 1, 2017.  Mr. Ellis will work with his successor in the interim to ensure a smooth transition of the Company's accounting responsibilities. Mr. Ellis' move within the organization is not the result of any issue or concern with the Company's accounting, financial reporting or internal control over financial reporting.

(c)           Effective as of March 1, 2017, the Company will appoint Annette Lege as group controller and chief accounting officer, reporting to Loren M. Starr, the Company's senior managing director and chief financial officer. Ms. Lege, age 47, has been employed by the Company since 1991, having served most recently as head of finance's global business services and transformation management office from 2013 until the present. From 2007 to 2013, Ms. Lege was the North American Corporate Controller. From 2003 to 2007, Ms. Lege was Corporate Controller of Invesco AIM in Houston, responsible for Invesco's US retail division. Prior to that, she held numerous roles in the accounting and financial planning and analysis departments.

In addition to her 25 years of experience in financial accounting, accounting management and financial planning and analysis, she is also a Certified Public Accountant, is licensed by FINRA as a Financial Operations Principal, and is a member of the Texas State Board of Public Accountants as well as the American Institute of Certified Public Accountants.  In 1991, Ms. Lege earned a BBA in accounting from the University of Houston.

As of the time of the filing of this report, Invesco has not entered into any material plan, contract or arrangement to which Ms. Lege is a party or in which she participates, or any material amendment, in connection with the appointment described above. In the event of such a material plan, contract or arrangement, or material amendment, the registrant will file an amendment to this report within four business days thereof.

There is no arrangement or understanding between Ms. Lege and any other persons pursuant to which Ms. Lege was selected as group controller and chief accounting officer. There are no family relationships between Ms. Lege and any of the Company's directors, executive officers or other key personnel reportable under Item 401(d) of Regulation S-K. There are no related party transactions between the Company and Ms. Lege reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Ltd.

By: /s/Robert H. Rigsby
Robert H. Rigsby Assistant Secretary

Date: January 30, 2017